Exhibit 99.1

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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE
    ENGlobal(R)
                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
                                                                 ---------------


       ENGLOBAL REPORTS FOURTH QUARTER AND RECORD FISCAL YEAR 2008 RESULTS

HOUSTON, TX, March 16, 2009 - ENGlobal (NASDAQ: ENG), a leading provider of engineering and related project services, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2008.

     o    Record $0.66 earnings per diluted share for the year, an increase of
          47%
     o Record $0.15 earnings per diluted share for any fourth quarter, an increase of 200%
     o    Record revenue for the year of $493.3 million, an increase of 36%
     o Record revenue for any fourth quarter of $136.0 million, an increase of 43%
     o    Positive cash flow from operations of $8.4 million for the year
     o 97% of year-over-year revenue increase attributable to organic or non-acquisition growth
     o Total backlog at December 31 increased 13% year-over-year to $326 million

ENGlobal reported fourth quarter net income of $4.1 million, or $0.15 per diluted earnings per share, for the quarter ended December 31, 2008. This represents an increase of 186% over net income of $1.4 million and an increase of 200% over diluted earnings per share of $0.05 for the same period last year.

Fourth-quarter revenue increased to a record $136.0 million, 43% higher than the $95.2 million for the fourth quarter of fiscal year 2007. The following table illustrates the composition of the Company's revenue and profitability for the three months ended December 31, 2008 and 2007, respectively:

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

                                Quarter Ended                               Quarter Ended
                              December 31, 2008                           December 31, 2007
                -------------------------------------------   -----------------------------------------
(Dollars in millions)
                                         Gross    Operating                          Gross    Operating
                  Total     % of Total   Profit    Profit      Total    % of Total   Profit     Profit
   Segment       Revenue     Revenue     Margin    Margin     Revenue     Revenue    Margin     Margin
   -------       -------     -------     ------    ------     -------     -------    ------     ------

 Engineering    $    59.1       43.4%     12.4%      9.0%     $  51.7       54.3%     20.1%       9.9%
Construction         35.9       26.4%      4.7%      2.5%        24.4       25.7%      5.3%       3.3%
  Automation         30.4       22.4%     16.1%     10.9%        10.2       10.7%      6.9%      -3.9%
        Land         10.6        7.8%     15.1%      8.5%         8.9        9.3%     14.6%       6.8%
                ----------  ----------                        --------  ----------
                $   136.0      100.0%                         $  95.2      100.0%
                ==========  ==========                        ========  ==========


                                    ~ more ~

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        654 N. Sam Houston Parkway E. * Suite 400 * Houston, Texas 77060
                                www.ENGlobal.com

ENGlobal Press Release
March 16, 2009
Page 2


For the full fiscal year 2008, ENGlobal reported net income of $18.3 million and earnings per diluted share from continuing operations of $0.66. This represents an increase of 46% over net income of $12.5 million and an increase of 47% over earnings per diluted share of $0.45 for the same period in 2007. Non-GAAP net income for the year 2008 was $0.73 per diluted share. Non-GAAP adjustments for the full year 2008 consisted of the exclusion of $1.8 million in amortization expense for acquired intangibles related to acquisitions, and $1.2 million in non-cash share-based compensation expenses.

Revenue for fiscal year 2008 was a record $493.3 million - 36% higher than fiscal year 2007. The following table illustrates the composition of the Company's revenue for the fiscal year ended December 31, 2008 and 2007, respectively:

                                  Year Ended                                  Year Ended
                              December 31, 2008                           December 31, 2007
               --------------------------------------------  ------------------------------------------
(Dollars in millions)
                                         Gross    Operating                          Gross    Operating
                  Total     % of Total   Profit    Profit      Total    % of Total   Profit     Profit
   Segment       Revenue     Revenue     Margin    Margin     Revenue     Revenue    Margin     Margin
   -------       -------     -------     ------    ------     -------     -------    ------     ------

 Engineering   $    251.7       51.0%     15.4%     12.6%    $    221.8      61.0%    18.0%      12.8%
Construction        139.4       28.3%      7.5%      5.4%          73.2      20.2%    13.3%       9.7%
  Automation         59.7       12.1%     12.6%      6.3%          37.8      10.4%     9.0%      -0.2%
        Land         42.5        8.6%     16.5%      9.7%          30.5       8.4%    14.9%       6.9%
               ----------   ---------                        ----------   --------
               $    493.3      100.0%                        $    363.2     100.0%
               ==========   =========                        ==========   ========

The Company estimates its current backlog, $326 million as of December 31, 2008, is approximately 13% higher than the $289 million reported for the same prior year period.

ENGlobal benefited from a decrease in selling, general and administrative ("SG&A") expenses during the year. Overall SG&A expenses decreased $2.6 million, or 7.5%, from $34.8 million in 2007 to $32.2 million for the twelve months ended December 31, 2008. As a percentage of revenue, SG&A decreased from 9.6% in 2007 to 6.5% in 2008. SG&A finished the year relatively in line with the Company's targeted baseline of $7.5 million per quarter and $30 million for the year ended December 31, 2008.

Due to a general slowing in accounts receivable collections, the Company's days of sales outstanding increased to 64 days at December 31, 2008, from 61 days at December 31, 2007. Bad debt expense was approximately .03% and .08% of revenue for the years ended December 31, 2008 and 2007, respectively.

Long-term debt, net of current portion, decreased 20%, or $5.1 million, from $23.6 million at December 31, 2007 to $29.3 million at December 31, 2008. As a percentage of stockholders' equity, long-term debt decreased to 31% from 53% at these dates. The decrease in long-term debt primarily relates to timing on final bi-weekly payroll payments. Cash on hand at December 31, 2008 totaled $1.0 million and availability under the Company's credit facility totaled $27.1 million resulting in total liquidity of $28.1 million. At December 31, 2008, the amount outstanding on the line of credit was $22.5 million compared to $30.1 million at September 30, 2008.

ENGlobal Press Release
March 16, 2009
Page 3


Management's Assessment:

Commenting on the quarter and year end results, ENGlobal's Chairman and Chief Executive Officer, William A. Coskey, P.E., said, "Our stockholders should be pleased with our record 2008 results, especially given the economic and industry downturn that began late in the year. It's impressive that our net income grew 46% year-over-year - and faster than our 36% revenue growth rate. It's also impressive that all four of our operating groups participated to some degree, as each recorded growth in both revenue and operating income for the full year.

"Our business, like most others in the current environment, is facing the headwind of reduced spending by our clients. While about 75% of ENGlobal's new work is currently coming from sources not tied to large capital projects, our billable hours thus far in 2009 have trended down from fourth quarter 2008 levels. However, I expect that conditions will improve as the year progresses, and remain optimistic about the potential positive impact from a number of large project opportunities."

ENGlobal's employee count decreased to approximately 2,300 for the quarter ended December 31, 2008. Of this amount, approximately 2,200 employees are billable to clients. ENGlobal averaged 221,000 billable hours per two-week period during the fourth quarter 2008, a 14% increase, when compared to 193,000 billable hours in the same period in 2007. The fourth quarter 2008 average represents an 8% decrease over 239,000 billable hours in the third quarter 2008. The Company's overall utilization percentage, inclusive of overhead personnel, was approximately 90% for the fourth quarter 2008, compared with approximately 91% for the comparable period of 2007. ENGlobal has calculated its overall utilization percentage at approximately 90% since 2004.

The Company will host a conference call to discuss its quarterly results at 11:00 a.m. EDT (10:00 a.m. CDT). To participate in the conference call, please dial (877) 407-8031 (Domestic) or (201) 689-8031 (International) approximately 10 minutes before the scheduled start time and request the "ENGlobal Fourth Quarter and Fiscal Year 2008 Earnings Conference Call." If you are unable to join the call, a replay will be available approximately three hours after the conclusion of the call until Monday, March 30, 2009. The replay can be accessed by dialing (877) 660-6853 (Domestic) or (201) 612-7415 (International), Account #286, Conference ID #311616. The call will be webcast live at www.englobal.com in the Investor Relations section, and an audio archive will be available on the Company's website shortly after the call concludes.

The Company's Annual Report on Form 10-K for the year ended December 31, 2008 will be filed with the Securities and Exchange Commission on March 16, 2009 reflecting these results.

About ENGlobal
--------------
ENGlobal provides engineering, construction, automation, land and regulatory services principally to the energy sector throughout the United States and internationally. The Company has over 2,300 employees in 20 offices and occupies about 500,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last five years. Further information about the Company and its businesses is available at www.ENGlobal.com.

ENGlobal Press Release
March 16, 2009
Page 4


Safe Harbor for Forward-Looking Statements
------------------------------------------
The statements above regarding the Company's expectations regarding fourth quarter financial results and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to respond appropriately to the current worldwide economic situation; (2) our ability to achieve its business strategy while effectively managing costs and expenses; (3) our ability to collect accounts receivable in a timely manner; (4) our ability to accurately estimate costs and fees on fixed-price contracts; (5) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (6) the effect of increases and decreases in the price of oil; (7) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (8) the effect on our competitive position within its market area in view of, among other things, the increasing consolidation with its services industries; and (9) our ability to increase or renew our line of credit. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

This press release includes certain non-generally accepted accounting principle ("non-GAAP") financial measures. The accompanying information provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

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-----------------------------------------------

ENGlobal Press Release
March 16, 2009
Page 5


                                     FINANCIAL HIGHLIGHTS
                                     --------------------
                             (in thousands, except per basic data)


                                                     Quarter Ended             Year Ended
                                                      December 31              December 31
                                                ----------------------    ----------------------
                                                  2008         2007         2008         2007
                                                ---------    ---------    ---------    ---------

Operating Revenue                               $ 135,988    $  95,167    $ 493,332    $ 363,227
      Direct cost                                 120,462       81,385      429,525      305,610
                                                ---------    ---------    ---------    ---------
Gross Profit                                       15,526       13,782       63,807       57,617

      Selling, general and administrative           8,832       11,138       32,208       34,774
                                                ---------    ---------    ---------    ---------
Operating Income                                $   6,694    $   2,644    $  31,599    $  22,843

Other Income (Expense):
      Other income (expense)                          (73)        (118)          60          344
      Interest income (expense), net                 (380)        (619)      (1,636)      (2,514)
                                                ---------    ---------    ---------    ---------

Income before Provision for Income Taxes        $   6,240    $   1,907    $  30,023    $  20,673

Provision for Income Taxes                          2,181          486       11,765        8,209
                                                ---------    ---------    ---------    ---------

Net Income                                      $   4,059    $   1,421    $  18,258    $  12,464
                                                =========    =========    =========    =========

Net Income Per Common Share:
      Basic                                     $    0.15    $    0.05    $    0.67    $    0.46
      Diluted                                   $    0.15    $    0.05    $    0.66    $    0.45

Weighted Average Shares Used in
Computing Net Income Per basic:
      Basic                                        27,293       27,034       27,180       26,916
      Diluted                                      27,576       27,903       27,672       27,435


Selected Balance Sheet Information (in thousands):
--------------------------------------------------
                                                           As of
                                                Dec. 31, 2008   Dec. 31, 2007
                                                -------------   -------------

     Cash                                          $  1,000        $    908
     Working capital                                 58,586          42,915
     Property and equipment, net                      5,744           6,472
     Total assets                                   152,705         119,590
     Long-term debt, net of current portion          23,614          29,318
     Stockholders' Equity                            76,766          55,797


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